Exhibit 10.1

IA Global, Inc.

Binding Term Sheet

December 20, 2007

MATERIAL NON-PUBLIC INFORMATION

1.	Parties- IA Global, Inc. and Esprit Co Ltd (all entities).

2.	Price-

a)	Shares- $550,000 for 100%.

b)	Buying 80% for $440,000 (Paul Goldsmith retains 20%) as follows:

$320,000 in IAO common stock at $.30 per share or 1,200,000 shares. Pricing to be determined based on closing price the day before the signing of this binding term sheet.

8 million Yen note payable to partner by 3/31/08 and a guarantee of 5 million Yen loan or payoff the loan.

3.	Percent ownership- 80.0% initially with the option to 100% upon mutually agreeable terms.

4.	Management team- N/A.

5.	Contracts date- December 31, 2007.

6.	Close date- January 31, 2008.

7.	Type of transaction- acquisition.

8.

Share issues- Filings to be made with AMEX by January 31, 2008 and the registration statement with the SEC by April 30, 2008, in conjunction with other filings. Shares cannot be traded for 6 months from closing date.

9.	Standard stock option program- N/A, except as noted in 3. above

10.	Conditions to close-

Signing of contracts with appropriate representations and warranties by both parties, including ROFR and MSA agreements.

Signing of standard employment agreement by Paul Goldsmith.

This term sheet is binding.

IA Global, Inc.	Esprit Co Ltd.

/s/ Derek Schneideman	/s/ Paul Goldsmith
Derek Schneideman, CEO	Paul Goldsmith, President